                                                                     EXHIBIT 1.1



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------





                          SNYDER COMMUNICATIONS, INC.
                            (a Delaware corporation)


                        6,240,000 Shares of Common Stock





                            U.S. PURCHASE AGREEMENT





Dated:  September    , 1996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

U.S. PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    SECTION 1.           Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .  4
             (a)         Representations and Warranties by the Company and the Subsidiaries . . . .  4
                         (i)     Compliance with Registration Requirements  . . . . . . . . . . . .  4
                         (ii)    Independent Accountants  . . . . . . . . . . . . . . . . . . . . .  5
                         (iii)   Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  6
                         (iv)    No Material Adverse Change in Business   . . . . . . . . . . . . .  6
                         (v)     Good Standing of the Company   . . . . . . . . . . . . . . . . . .  6
                         (vi)    Good Standing of Subsidiaries  . . . . . . . . . . . . . . . . . .  7
                         (vii)   Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . .  7
                         (viii)  Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                         (ix)    Authorization and Description of Securities  . . . . . . . . . . .  8
                         (x)     Reorganization and Distribution  . . . . . . . . . . . . . . . . .  8
                         (xi)    Absence of Defaults and Conflicts  . . . . . . . . . . . . . . . .  8
                         (xii)   Absence of Labor Dispute . . . . . . . . . . . . . . . . . . . . .  9
                         (xiii)  Absence of Proceedings . . . . . . . . . . . . . . . . . . . . . .  9
                         (xiv)   Accuracy of Exhibits . . . . . . . . . . . . . . . . . . . . . . .  9
                         (xv)    Possession of Intellectual Property  . . . . . . . . . . . . . .   10
                         (xvi)   Absence of Further Requirements  . . . . . . . . . . . . . . . .   10
                         (xvii)  Possession of Licenses and Permits   . . . . . . . . . . . . . .   10
                         (xviii) Title to Property  . . . . . . . . . . . . . . . . . . . . . . .   11
                         (xix)   Compliance with Cuba Act . . . . . . . . . . . . . . . . . . . .   11
                         (xx)    Investment Company Act . . . . . . . . . . . . . . . . . . . . .   11
                         (xxi)   Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   11
                         (xxii)  Registration Rights  . . . . . . . . . . . . . . . . . . . . . .   12
                         (xxiii) Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . .   12
                         (xxiv)  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   12
                         (xxv)   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                         (xxvi)  Securityholder Loans . . . . . . . . . . . . . . . . . . . . . .   13
                         (xxvii) Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
             (b)         Representations and Warranties by the Selling Shareholders . . . . . . .   13
                         (i)     Authorization of Agreements  . . . . . . . . . . . . . . . . . .   13
                         (ii)    Good and Marketable Title  . . . . . . . . . . . . . . . . . . .   14
                         (iii)   Due Execution of Power of Attorney and Custody Agreement   . . .   14
                         (iv)    Absence of Manipulation  . . . . . . . . . . . . . . . . . . . .   14
                         (v)     Absence of Further Requirements  . . . . . . . . . . . . . . . .   15
                         (vi)    Restriction on Sale of Securities  . . . . . . . . . . . . . . .   15
                         (vii)   Certificates Suitable for Transfer   . . . . . . . . . . . . . .   15
                         (viii)  No Association with NASD   . . . . . . . . . . . . . . . . . . .   16
             (c)         Additional Representations and Warranties by the Executive
                         Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .   16
             (d)         Officer's Certificates . . . . . . . . . . . . . . . . . . . . . . . . .   16
    SECTION 2.           Sale and Delivery to U.S. Underwriters; Closing. . . . . . . . . . . . .   17
             (a)         Initial Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
             (b)         Option Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

             (c)         Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
             (d)         Denominations; Registration  . . . . . . . . . . . . . . . . . . . . . .   18
             (e)         Appointment of Qualified Independent Underwriter.  . . . . . . . . . . .   18
    SECTION 3.           Covenants of the Company and the Subsidiaries  . . . . . . . . . . . . .   19
             (a)         Compliance with Securities Regulations and Commission Requests . . . . .   19
             (b)         Filing of Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .   19
             (c)         Delivery of Registration Statements  . . . . . . . . . . . . . . . . . .   19
             (d)         Delivery of Prospectuses . . . . . . . . . . . . . . . . . . . . . . . .   20
             (e)         Continued Compliance with Securities Laws  . . . . . . . . . . . . . . .   20
             (f)         Blue Sky Qualifications  . . . . . . . . . . . . . . . . . . . . . . . .   21
             (g)         Rule 158 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
             (h)         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
             (i)          Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
             (j)         Restriction on Sale of Securities  . . . . . . . . . . . . . . . . . . .   21
             (k)         Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . .   22
             (l)         Compliance with NASD Rules . . . . . . . . . . . . . . . . . . . . . . .   22
             (m)         Compliance with Rule 463 . . . . . . . . . . . . . . . . . . . . . . . .   22
    SECTION 4.           Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
             (a)         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
             (b)         Expenses of the Selling Shareholders . . . . . . . . . . . . . . . . . .   23
             (c)         Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . .   23
             (d)         Allocation of Expenses.  . . . . . . . . . . . . . . . . . . . . . . . .   23
    SECTION 5.           Conditions of U.S. Underwriters' Obligations . . . . . . . . . . . . . .   23
             (a)         Effectiveness of Registration Statement  . . . . . . . . . . . . . . . .   24
             (b)         Opinion of Counsel for Company . . . . . . . . . . . . . . . . . . . . .   24
             (c)         Opinion of Counsel for the Selling Shareholders  . . . . . . . . . . . .   24
             (d)         Opinion of Counsel for U.S. Underwriters . . . . . . . . . . . . . . . .   24
             (e)         Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . .   25
             (f)         Certificate of Selling Shareholders  . . . . . . . . . . . . . . . . . .   25
             (g)         Accountant's Comfort Letter  . . . . . . . . . . . . . . . . . . . . . .   25
             (h)         Bring-down Comfort Letter  . . . . . . . . . . . . . . . . . . . . . . .   25
             (i)         Approval of Listing  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             (j)         No Objection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             (k)         Lock-up Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             (l)         Reorganization and Distribution  . . . . . . . . . . . . . . . . . . . .   26
             (m)         Form W-9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             (n)         Securityholder Loans . . . . . . . . . . . . . . . . . . . . . . . . . .   26
             (o)         Purchase of Initial International Securities . . . . . . . . . . . . . .   26
             (p)         Conditions to Purchase of U.S. Option Securities . . . . . . . . . . . .   26
             (q)         Additional Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   27
             (r)         Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . .   28
    SECTION 6.           Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
             (a)         Indemnification of U.S. Underwriters.  . . . . . . . . . . . . . . . . .   28

             (b)         Indemnification of U.S. Underwriters by the Non-Executive
                         Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . .   30
             (c)         Indemnification of Company, Directors and Officers . . . . . . . . . . .   30
             (d)         Actions against Parties; Notification  . . . . . . . . . . . . . . . . .   31
             (e)         Settlement without Consent if Failure to Reimburse . . . . . . . . . . .   31
             (f)         Other Agreements with Respect to Indemnification . . . . . . . . . . . .   32
    SECTION 7.           Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    SECTION 8.           Representations, Warranties and Agreements to Survive
                         Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    SECTION 9.           Termination of Agreement.  . . . . . . . . . . . . . . . . . . . . . . .   34
             (a)         Termination; General . . . . . . . . . . . . . . . . . . . . . . . . . .   34
             (b)         Liabilities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    SECTION 10.          Default by One or More of the U.S. Underwriters  . . . . . . . . . . . .   34
    SECTION 11.          Default by One or More of the Selling Shareholders or the Company  . . .   35
    SECTION 12.          Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    SECTION 13.          Parties    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    SECTION 14.          GOVERNING LAW AND TIME . . . . . . . . . . . . . . . . . . . . . . . . .   37
    SECTION 15.          Effect of Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


    SCHEDULES
             Schedule A - List of Underwriters  . . . . . . . . . . . . . . . . . . . . . . .  Sch A-1
             Schedule B - List of Selling Shareholders  . . . . . . . . . . . . . . . . . . .  Sch B-1
             Schedule C - Pricing Information . . . . . . . . . . . . . . . . . . . . . . . .  Sch C-1
             Schedule D - List of Persons Subject to Lock-up  . . . . . . . . . . . . . . . .  Sch D-1

    EXHIBITS
             Exhibit A - Form of Opinion of Company's Counsel . . . . . . . . . . . . . . . . . .  A-1
             Exhibit B - Form of Opinion of Selling Shareholders' Counsel . . . . . . . . . . . .  B-1
             Exhibit C-  Form of Lock-up Letter . . . . . . . . . . . . . . . . . . . . . . . . .  C-1
             Exhibit D - Form of Pledgee Lock-up Letter . . . . . . . . . . . . . . . . . . . . .  D-1

                          SNYDER COMMUNICATIONS, INC.

                            (a Delaware corporation)

                        6,240,000 Shares of Common Stock

                          (Par Value $.001 Per Share)

                            U.S. PURCHASE AGREEMENT

                                                              September   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Donaldson, Lufkin & Jenrette
   Securities Corporation
Allen & Company Incorporated
Montgomery Securities
  as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

    Snyder Communications, Inc., a Delaware corporation (the "Company"), Snyder Marketing Services, Inc., a Delaware corporation ("SMS"), Snyder Communications, L.P., a Delaware limited partnership (the "Partnership" and, together with SMS, the "Subsidiaries"), and the persons listed in Schedule B hereto (collectively, the "Selling Shareholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Company and Gerald S. Snyder (the "Initial Selling Shareholder"), acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders other than the Initial Selling Shareholder (collectively, the "Option Selling Shareholders") to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 936,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 6,240,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 936,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

    It is understood that the Company, the Subsidiaries and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Initial Selling Shareholder, acting severally and not jointly, of an aggregate of 1,560,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities are acting as lead managers (the "Lead Managers") and the grant by the Option Selling Shareholders to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 234,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

    The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities".

    Daniel M. Snyder and Michele D. Snyder, each an Option Selling Shareholder, are hereinafter collectively called the "Executive Selling Shareholders", the Initial Selling Shareholder and the Option Selling Shareholders other than the Executive Selling Shareholders are hereinafter collectively called the "Non-Executive Selling Shareholders" and Daniel S. Snyder and U.S. News & World Report, L.P., each an Option Selling Shareholder, are hereinafter collectively called the "Pledgor Selling Shareholders".

    The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

    The Company, the Subsidiaries and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

    The Company, the Subsidiaries, the Selling Shareholders and the U.S. Underwriters agree that up to 234,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale at the public offering price by the Underwriters to certain eligible employees and other persons, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and other persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-7495) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International

Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International
Prospectus" shall refer to the preliminary U.S. Prospectus dated August    ,
1996 and preliminary International Prospectus dated August    , 1996,
respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    Capitalized terms used herein without definition have the respective meanings specified therefor in the Prospectuses.

     SECTION 1.       Representations and Warranties.

     (a) Representations and Warranties by the Company and the Subsidiaries. Each of the Company and the Subsidiaries, jointly and severally, represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

                     (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or any Subsidiary, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                     At the respective times the Registration Statement, any
             Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading [and the Prospectuses and any preliminary prospectuses comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities]. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                     Each preliminary prospectus and the prospectuses filed as
             part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                     (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                     (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements have been prepared in accordance with the Commission's rules and guidelines with respect to combined financial statements and have been properly compiled on the bases described therein. The pro forma financial statements and the related notes thereto and the other pro forma financial information included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                     (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
             (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock or any partnership interest, as the case may be.

                     (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the

             Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                     (vi) Good Standing of Subsidiaries. Each of the Subsidiaries has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the State of Delaware, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of SMS has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, and all of the partnership interests of the Partnership have been duly authorized and validly issued and are owned by the Company, directly or indirectly, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of SMS or partnership interests of the Partnership was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are SMS and the Partnership.

                     (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company after giving effect to the Reorganization and the Distribution is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                     (viii) Authorization.  This Agreement and the International
             Purchase Agreement have been duly authorized, executed and delivered by the Company and each Subsidiary. The performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds" and the consummation of the Reorganization and the Distribution) and compliance by the Company and each Subsidiary with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by the Company and each Subsidiary, respectively.

                     (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                     (x) Reorganization and Distribution. The Reorganization and the Distribution have occurred.

                     (xi) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the Reorganization and the Distribution, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company and each Subsidiary with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate or partnership, as the case may be, action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                   (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or any Subsidiary, is imminent, and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

                   (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Subsidiary, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement, the Reorganization, the Distribution or the performance by the Company or any Subsidiary of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                   (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                   (xv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                   (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any Subsidiary of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, the Reorganization or the Distribution except [(i)] such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws [and
             (ii) such as have been obtained under the laws and regulations of foreign jurisdictions in which the Reserved Securities are offered outside the United States].

                   (xvii) Possession of Licenses and Permits. The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                   (xviii)  Title to Property.  The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any Subsidiary holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                   (xix) Compliance with Cuba Act. Each of the Company and the Subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
             517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                   (xx) Investment Company Act. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                   (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.

                   (xxii) Registration Rights. Except as described in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                   (xxiii)  Certain Contracts. The Partnership's contract
             with AT&T Communications, Inc. ("AT&T") dated as of February __, 1994, as amended by amendments thereto dated as of September 27, 1994 (as revised October 20, 1994), December 20, 1994 and December 22, 1995, respectively, and each such amendment have been duly executed and delivered by each of the Partnership and, to the best knowledge of the Company and the Subsdiaries, by AT&T and are in full force and effect. The Partnership's contract with MCI Telecommunications Corporation ("MCI") dated February 16, 1996 has been duly executed and delivered by each of the Partnership and, to the best knowledge of the Company and the Subsidiaries, by MCI and is in full force and effect. There does not exist any default, event or condition that, after notice or lapse of time or both, could give rise under either such contract to any claim by any person against the Company or any Subsidiary or would constitute a default thereunder on the part of the Company or any Subsidiary or any other party thereto.

                   (xxiv) Compliance with Laws. Each of the Company and the Subsidiaries is in compliance with all applicable laws, statutes, ordinances, rules or regulations of any applicable jurisdiction, the enforcement of which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                   (xxv) Taxes. Each of the Company and the Subsidiaries has filed all material federal, state, local and foreign income and franchise tax returns required to be filed by it and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and neither the Company nor any Subsidiary has knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined or remains open to examination by applicable taxing authorities. SMS elected to be treated as an S corporation under Section 1362(a) of the Code (an "S Corporation") effective January 1, 1996, and has been an S Corporation at all times since such effective date. The Partnership has not at any time been treated as an association taxable as a corporation for federal, state, local and foreign tax purposes, and is and has been since its inception treated as a partnership for such purposes. No material taxes have been or will be imposed on the Company or any Subsidiary in connection with the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement, the Reorganization, the Distribution or the performance by the Company or any Subsidiary of its obligations hereunder or thereunder.

                   (xxvi) Securityholder Loans. Except as described in the Registration Statement and Prospectuses, there are no outstanding loans to any securityholder of the Company or any Subsidiary.

                   (xxvii)  Insurance.  Each of the Company and the Subsidiaries carries or is entitled to the benefits of insurance in such amounts and covering such risks as it reasonably believes are sufficient to cover potential losses or damages, and all such insurance is in full force and effect.

             (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling U.S. Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each U.S. Underwriter, as follows:

                   (i) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and in the International Purchase Agreement and in the Registration Statement and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

                   (ii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time and, if any U.S. Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                   (iii) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with
                    [, or any of them,] as attorney(s)-in-fact (the
             "Attorney(s)-in-Fact") and    , as custodian (the "Custodian"); the
             Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(p) and 5(q) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Shareholder, as provided in Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                   (iv) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of the Securities.

                   (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except [(i)] such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws [and (ii) such as have been obtained under the laws and regulations of foreign jurisdictions in which the Reserved Securities are offered outside the United States].

                   (vi) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, such Selling Shareholder will not, without the prior written consent of the Global Coordinator, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause
             (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that any Pledgor Selling Shareholder may, at any time after 30 days from the date of the Closing Time, pledge as security for borrowed money (x) up to 50%, in the case of Daniel M. Snyder, and (y) all, in the case of U.S. News & World Report, L.P., of the shares of Common Stock then owned by such Pledgor Selling Shareholder to any commercial banking institution that is a member of the Federal Reserve System having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under this Section 1(b)(vi) and the U.S. Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by such Pledgee. The foregoing sentence shall not apply to the Securities to be sold hereunder.

                   (vii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement.

                   (viii) No Association with NASD. Except as described in the Registration Statement and the Prospectuses, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD

             (c) Additional Representations and Warranties by the Executive Selling Shareholders. Each Executive Selling Shareholder severally represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling U.S. Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each U.S. Underwriter, that, to the best knowledge of such Executive Selling Shareholder, the representations and warranties of the Company and each Subsidiary contained in Section 1(a) hereof are true and correct; such Executive Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and the Prospectuses do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectuses and any preliminary prospectuses comply or will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities; and such Executive Selling Shareholder is not prompted to sell the Securities to be sold by such Executive Selling Shareholder hereunder by any information concerning any of the Company or any Subsidiary which is not set forth in the Prospectuses.

             (d) Officer's Certificates. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the U.S.
Underwriters as to matters covered thereby.

     SECTION 2.       Sale and Delivery to U.S. Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Initial Selling Shareholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the Initial Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or the Initial Selling Shareholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Option Selling Shareholders, acting severally and not jointly, hereby grant an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 936,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company and the Option Selling Shareholders setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third

Avenue, New York, New York, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Option Selling Shareholders.

    Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank account(s) designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (e) Appointment of Qualified Independent Underwriter. The Company, the Subsidiaries and the Selling Shareholders hereby confirm their engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company, the Subsidiaries and the Selling Shareholders to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the U.S. Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

     SECTION 3. Covenants of the Company and the Subsidiaries. Each of the Company and the Subsidiaries, jointly and severally, covenants with each U.S. Underwriter as follows:

             (a) Compliance with Securities Regulations and Commission Requests. The Company and the Subsidiaries, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Subsidiaries will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Subsidiaries will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (b) Filing of Amendments. The Company and the Subsidiaries will give the Global Coordinator notice of the Company's intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

             (c) Delivery of Registration Statements. The Company and the Subsidiaries have furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the

    Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (d) Delivery of Prospectuses. The Company and the Subsidiaries have delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company and the Subsidiaries hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and the Subsidiaries will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (e) Continued Compliance with Securities Laws. The Company and the Subsidiaries will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Subsidiaries will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company and the Subsidiaries will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

             (f) Blue Sky Qualifications. The Company and the Subsidiaries will use their best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Subsidiaries will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

             (g) Rule 158. The Company and the Subsidiaries will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

             (h) Use of Proceeds. The Company and the Subsidiaries will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

             (i) Listing. The Company and the Subsidiaries will use their best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

             (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, neither the Company nor any Subsidiary will, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement or (B) any options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses.

             (k) Reporting Requirements. The Company and the Subsidiaries, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

             (l) Compliance with NASD Rules. The Company and each Subsidiary hereby agree that they will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company and the Subsidiaries, jointly and severally, agree to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

             (m) Compliance with Rule 463. The Company and the Subsidiaries will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     SECTION 4. Payment of Expenses. (a) Expenses. The Company and the Subsidiaries, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange Securities in the Nasdaq National Market, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to eligible employees and other persons and (xii) the fees and expenses of the Independent Underwriter.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between Underwriters pursuant to any agreement between Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

     (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company, the Subsidiaries and the Selling Shareholders, jointly and severally, shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company, the Subsidiaries and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Subsidiaries and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Subsidiary of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b)         Opinion of Counsel for Company.  At Closing Time, the U.S.
    Representatives shall have received the favorable opinion, dated as of Closing Time, of Shaw, Pittman, Potts & Trowbridge, counsel for the
    Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Shaw, Pittman, Potts & Trowbridge, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

          (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock -- Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of each of (x) the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, (y) the President or a Vice President of SMS and of the chief financial or chief accounting officer of SMS and (z) [specify designated officers] of the Partnership, in each case dated as of Closing Time and to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company, SMS or the Partnership, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Certificate of Selling Shareholders. At the Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) and Section 1(c), as the case may be, hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from Arthur Andersen L.L.P. a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Arthur Andersen L.L.P. a letter, dated as of Closing

    Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

          (l) Reorganization and Distribution. Prior to the time of the execution of this Agreement, the Reorganization and the Distribution shall have occurred.

          (m)           Form W-9.  At or prior to Closing Time, the U.S.
    Representatives shall have received from each Selling Shareholder a properly completed and executed United States Treasury Form W-9.

          (n) Securityholder Loans. At or prior to Closing Time, all loans by the Company or any Subsidiary to its securityholders, described in the Prospectuses, shall have been repaid in full.

          (o)           Purchase of Initial International Securities.
    Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

          (p) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in
    Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company, the Subsidiaries and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, the Subsidiaries and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, and the U.S. Representatives shall have received:

             (i) Officers' Certificates. A certificate, dated such Date of Delivery, of each of (x) the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, (y) the President or a Vice President of SMS and of the chief financial or chief accounting officer of SMS and (z) [specify designated officers] of the Partnership, in each case confirming that the certificate delivered at the Closing Time pursuant to
             Section 5(e) hereof remains true and correct as of such Date of Delivery.

             (ii) Certificate of the Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

             (iii) Opinion of Counsel for Company. The favorable opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

             (iv) Opinion of Counsel for the Selling Shareholders. The favorable opinion of Shaw, Pittman, Potts & Trowbridge, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

             (v) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Debevoise & Plimpton, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

             (vi)  Bring-down Comfort Letter.  A letter from Arthur
             Andersen L.L.P., in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (q) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Subsidiaries and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

        (r) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION  6.   Indemnification.

        (a) Indemnification of U.S. Underwriters. The Company, the Subsidiaries and the Executive Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each U.S. Underwriter, its directors, officers and employees, and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii)  against any and all loss, liability, claim,
             damage and expense whatsoever, as incurred, arising out of (A) the failure of eligible employees and other persons to pay for and accept delivery of Reserved Securities which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase, [(B) the violation of any securities laws of foreign jurisdictions where Reserved Securities have been offered and (C) any untrue statement or alleged untrue statement of a material fact contained in the supplement or prospectus wrapper material
             distributed in   in connection with the reservation and sale of
             the Reserved Securities to eligible employees and other persons or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading];

                 (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any failure or violation of the nature referred to in Section 6(a)(ii)(A) and (B) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company, the Subsidiaries and the Executive Selling Shareholders; and

                 (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any failure or violation of the nature referred to in Section 6(a)(ii)(A) and (B) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

    In addition and without limitation to the Company's, each Subsidiary's and each Executive Selling Shareholder's obligation to indemnify Merrill Lynch as an Underwriter, the Company, the Subsidiaries and the Executive Selling Shareholders, jointly and severally, also agree to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules the NASD in connection with the offering of the Securities.

        (b) Indemnification of U.S. Underwriters by the Non-Executive Selling Shareholders. Each Non-Executive Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter, its directors, officers and employees, and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, with respect to any untrue statement or omission, or alleged untrue statement or omission, contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company or any Subsidiary in writing by or on behalf of such Non-Executive Selling Shareholder expressly for use therein; provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) and (y) each Non-Executive Selling Shareholder's aggregate liability under this Section 6(b) shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Non-Executive Selling Shareholder from the sale of Securities pursuant to this Agreement.

        (c) Indemnification of Company, Directors and Officers. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

        (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 6(a) or (b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to the second paragraph of
Section 6(a), then, in addition to such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate counsel (in addition to any local counsel) for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act if, in the reasonable judgment of the Independent Underwriter there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. In the case of any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter, such counsel shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Subsidiaries and the Selling Shareholders with respect to indemnification.

        SECTION 7.    Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Subsidiaries and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Subsidiaries and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure or violation of the nature referred to in Section 6(a)(ii)(A) and (B) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company, the Subsidiaries and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Subsidiaries and the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

        The relative fault of the Company, the Subsidiaries and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Subsidiaries or the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure or violation of the nature referred to in Section 6(a)(ii)(A) and (B) hereof.

       The Company, the Subsidiaries, the Selling Shareholders and the U.S. Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the U.S. Securities.

       The Company, the Subsidiaries, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, (x) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission , and (y) no Non-Executive Selling Shareholder shall be required to contribute any amount in excess of such Non-Executive Selling Shareholder's net proceeds (after deducting the underwriting discount, but before deducting expenses) from the sale of Securities pursuant to this Agreement.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company, the Subsidiaries and the Selling Shareholders with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any Subsidiary or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, the Subsidiaries or the Selling Shareholders, and shall survive delivery of the Securities to the U.S. Underwriters.

     SECTION 9.       Termination of Agreement.

     (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

           (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

           (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

    No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either the U.S. Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

     SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the U.S. Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

    In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the U.S. Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

    (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or any Subsidiary from liability, if any, in respect of such default.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of [Syndicate Operations]; notices to the Company and the Subsidiaries shall be directed to the Company at Two Democracy Center, 6903 Rockledge Drive, Fifteenth Floor,
Bethesda, Maryland 20817, attention of      ; and notices to the Selling
Shareholders shall be directed to      , attention of      .

     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Subsidiaries and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company, the Subsidiaries and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company, the Subsidiaries and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company, the Subsidiaries and the Selling Shareholders in accordance with its terms.


                                              Very truly yours,

                                              SNYDER COMMUNICATIONS, INC.


                                              By
                                                -----------------------------
                                                Name:
                                                Title:


                                              SNYDER MARKETING SERVICES, INC.

                                              By
                                                -----------------------------
                                                Name:
                                                Title:

                                              SNYDER COMMUNICATIONS, L.P.

                                              By
                                                -----------------------------
                                                Name:
                                                Title:

                                         Gerald S. Snyder
                                         Daniel M. Snyder
                                         U.S. News & World Report, L.P.
                                         Michele D. Snyder
                                         Allen & Company Incorporated
                                         Susan K. Allen
                                         Susan Strauss Breen
                                         Barry Diller
                                         Paul A. Gould
                                         HAGC Partners
                                         Dan W. Lufkin
                                         Robert Marston
                                         Robert A. Strauss
                                         Robert S. Strauss
                                         Robert S. Strauss, Trustee, Helen J.
                                             Strauss Trust

                                         By
                                           ---------------------------
                                           Name:
                                           As Attorney-in-Fact acting on behalf
                                              of of the Selling Shareholders
                                              named in Schedule B hereto
CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By
   --------------------------------------
          Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A



                                                                                            Number of
                                                                                            Initial U.S.
          Name of U.S. Underwriter                                                          Securities
          ------------------------                                                          ----------
 Merrill Lynch, Pierce, Fenner & Smith
             Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Donaldson, Lufkin & Jenrette
    Securities Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Allen & Company Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Montgomery Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                                                                                             ---------

 Total         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,240,000
                                                                                             =========





                                   Sch A-1

                                   SCHEDULE B

                                                                               Maximum Number of
                                           Number of Initial U.S.                 U.S. Option
                                           Securities to be Sold             Securities to be Sold
                                           ---------------------            ------------------------
 Snyder Communications, Inc. . . . . .                                                 0
 Gerald S. Snyder        . . . . . . .                                                 0
 Daniel M. Snyder        . . . . . . .               0
 U.S. News & World Report,
     L.P.  . . . . . . . . . . . . . .               0
 Michele D. Snyder   . . . . . . . . .               0
 Allen & Company Incorporated.   . . .               0
 Susan K. Allen  . . . . . . . . . . .               0
 Susan Strauss Breen   . . . . . . . .               0
 Barry Diller  . . . . . . . . . . . .               0
 Paul Gould    . . . . . . . . . . . .               0
 HAGC Partners   . . . . . . . . . . .               0
 Dan Lufkin    . . . . . . . . . . . .               0
 Robert Marston  . . . . . . . . . . .               0
 Robert A. Strauss   . . . . . . . . .               0
 Robert S. Strauss   . . . . . . . . .               0
 Robert S. Strauss, Trustee,
     Helen J. Strauss Trust  . . . . .               0
                                                 ---------                          -------
 Total   . . . . . . . . . . . . . . .           6,240,000                          936,000
                                                 =========                          =======





                                   Sch B-1

                                   SCHEDULE C

                          SNYDER COMMUNICATIONS, INC.

                        6,240,000 Shares of Common Stock

                          (Par Value $.001 Per Share)





             The initial public offering price per share for the Securities,
determined as provided in said Section 2, shall be $    .

             The purchase price per share for the U.S. Securities to be paid by
the several U.S. Underwriters shall be $    , being an amount equal to the
initial public offering price set forth above less $     per share; provided
that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.





                                   Sch C-1

                                   SCHEDULE D

                         [List of persons and entities
                              subject to lock-up]





                                   Sch D-1

                                                                       Exhibit A



              FORM OF OPINION OF SHAW, PITTMAN, POTTS & TROWBRIDGE
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)


        (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

        (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

        (iii)The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (iv) The authorized, issued and outstanding capital stock of the Company after giving effect to the Reorganization and the Distribution is as set forth in the Prospectuses in the column entitled "Pro Forma" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the U.S. Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

        (vi) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company.

        (vii) Each Subsidiary has been duly organized and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the State of Delaware, has corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of SMS has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, and all of the partnership interests of the Partnership have been duly authorized and validly issued and are owned by the Company, directly or indirectly, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of SMS or the partnership interests of the Partnership was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are SMS and the Partnership.

        (viii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and each Subsidiary. The perfor mance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospec tuses under the caption "Use Of Proceeds" and the consummation of the Reorganization and the Distribution) and compliance by the Company and each Subsidiary with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by the Company and each Subsidiary, respectively.

        (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules includ-ed therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

        (xi) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

        (xii) The form of certificate used to evidence the Common Stock complies in all materi al respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

        (xiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and ad versely affect the properties or assets thereof or the consummation of the transactions contem plated in the U.S. Purchase Agreement and the International Purchase Agreement or by the Reor ganization or the Distribution or the performance by the Company or any Subsidiary of its obliga tions thereunder.

        (xiv) The information in the Prospectuses under "Risk Factors -- Government Regu lation", "Risk Factors -- Shares Eligible for Future Sale; Registration Rights", "Risk Factors -- Effect of Certain Charter and Bylaw Provisions", "Business -- Services -- Consumer Markets -- Contractual Relationship With AT&T", "Business -- Services -- Business Markets -- Con tractual Relationship With MCI", Business -- Government Regulation", "Business
- -- Facilities", "Business -- Legal Proceedings", "Management -- Employment Agreements", "Management -- Stock Option Plan", "Management -- Limitation of Liability and Indemnification", "Certain Transactions", "Description of Capital Stock", "Shares Eligible for Future Resale" and "Certain United States Federal Income Tax Consequences to Non-United States Holders" and in the Regis tration Statement under Item 14 and Item 15, to the extent that it constitutes matters of law, sum maries of legal matters, the Company's charter and bylaws or legal proceedings, or legal con clusions, has been reviewed by us and is correct in all material respects.

        (xv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

        (xvi) All descriptions in the Prospectuses of contracts and other documents to which the Company or any Subsidiary is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

        (xvii) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition con tained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

        (xviii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

        (xix) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration State ment (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and com pliance by the Company and each Subsidiary with its obligations under the U.S. Purchase Agree ment and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary, is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

        (xx) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

        (xxi) The Company and each Subsidiary owns or has the exclusive right to use the Intel lectual Property necessary to carry on the business now operated by it and as proposed to be oper ated by it, and neither the Company nor any Subsidiary has received any notice or is not other wise aware of any infringement or violation of or conflict with asserted rights of others with respect to any Intellectual Property owned, licensed or used by the Company or any Subsidiary or of any facts or circumstances which would render any Intellectual Property necessary to carry on the business invalid or the Company's or any Subsidiary's rights therein inadequate and to such counsel's knowledge there is no infringement by others of the Intellectual Property owned or used by the Company or any Subsidiary in the business.

        (xxii) Each of the Reorganization and the Distribution has occurred, and each has been consummated in accordance with all applicable laws, statutes, rules and regulations.

        (xxiii) Neither the Company nor any Subsidiary is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        [(xxiv) The [Rights] under the Company's [Shareholder Rights Plan] to which holders of the Securities will be entitled have been duly authorized and validly issued.]

        Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Infor mation (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supple ment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospec tuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circum stances under which they were made, not misleading.

        In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Com pany and the Subsidiaries and public officials. Such opinion shall not state that it is to be gov erned or qualified by, or that it is otherwise subject to, any treatise, written policy or other docu ment relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B


            FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)



        (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the U.S. Purchase Agreement, the International Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

        (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Shareholders named therein and constitutes the legal, valid and binding agreement of such Selling Shareholder.

        (iii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

        (iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

        (v) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholders with their respective obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which [his/her/it/they] may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any gov-ernmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

        (vi) To the best of our knowledge, each Selling Shareholder has valid and marketable title to the Securities to be sold by such Selling Shareholder pursuant to the U.S. Purchase Agree ment and the International Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of a certificate or certificates therefor such Selling Shareholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (without notice of any defect in the title of such Selling Shareholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

        [Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

                                                                       Exhibit C


               FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER
                     SHAREHOLDERS PURSUANT TO SECTION 5(k)


                                                            , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES
   as U.S. Representatives of the several
   U.S. Underwriters to be named in the
   within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

        Re:      Proposed Public Offering by Snyder Communications, Inc.

Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director]* of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and Montgomery Securities propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and the other parties named therein providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director]* of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the




- ----------------------

      *      Delete or revise bracketed language as appropriate.

prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

        [Notwithstanding the foregoing, the undersigned may, at any time after 30 days from the date of the Closing Time (as defined in the U.S. Purchase Agreement), pledge as security for borrowed money [up to 50% of]* the shares of Common Stock then owned by the undersigned to any commercial banking institution that is a member of the Federal Reserve System having combined capital and surplus in excess of $500,000,000 (a "Pledgee") as long as such Pledgee shall have agreed in writing to be bound by the obligations and restrictions applicable to the Common Stock under Section 1(b)(vi) of the U.S. Purchase Agreement and the U.S. Representatives shall have received an agreement substantially in the form of Exhibit D to the U.S. Purchase Agreement signed by such Pledgee.]**


                                             Very truly yours,



                                             Signature:
                                                       -------------------------

                                             Print Name:
                                                        ------------------------




- ---------------------

      *     Include in the case of  any lock-up agreement of Daniel M. Snyder.

      ** Include in the case of any lock-up agreement of Daniel M. Snyder and U.S. News & World Report, L.P.

                                                                       Exhibit D


           FORM OF LOCK-UP FROM PLEDGEE PURSUANT TO SECTION 1(b)(vi)


                                                            , [1996]

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated,
DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
ALLEN & COMPANY INCORPORATED
MONTGOMERY SECURITIES
   as U.S. Representatives of the several
   U.S. Underwriters named in the
   within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

        Re:      Public Offering by Snyder Communications, Inc.

Dear Sirs:

        The undersigned, a pledgee of shares (the "Pledged Shares") of Common Stock, par value $.001 per share, of Snyder Communications, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation, Allen & Company Incorporated and
Montgomery Securities have entered into a U.S. Purchase Agreement, dated      ,
1996 (the "U.S. Purchase Agreement"), with the Company and the other parties named therein providing for the public offering of shares of the Company's Common Stock. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Pledged Shares or any securities convertible into or exchangeable or exercisable for any Pledged Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of

1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Pledged Shares, whether any such swap or transaction is to be settled by delivery of any Pledged Shares or other securities, in cash or otherwise.

                                                       Very truly yours,

                                                       [name of Pledgee]

                                                       By:
                                                          ---------------------
                                                          Name:
                                                          Title:

                                                                         Annex A

        FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

                  (i) in our opinion, the audited combined financial statements and the related financial statement schedules included in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

                 (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim combined financial statements of the Company for the six month periods ended June 30, 1995 and June 30, 1996, included in the Registration Statement and the Prospectuses (collectively, the "Quarterly Financials"), a reading of the minutes of all meetings of the securityholders, directors and partners of the Company and its subsidiaries, as the case may be, and the ________________ Committee(s) of the Company's Board of Directors [specify relevant SMS and Partnership management entities) since December 31, 1995, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the six month periods ended June 30, 1995 and June 30, 1996 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

                        (A) the Quarterly Financials included in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or any material modifications should be made to the unaudited combined financial statements included in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;

                        (B) at a specified date not more than five days prior to the date of this Agreement, there was any change in the equity of the Company and its subsidiaries or any decrease in the working capital or total assets of the Company and its subsidiaries or any increase in the long-term debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or





                                            Annex A-1

                        (C) for the period from June 30, 1996 to a specified
                     date not more than five days prior to the date of this Agreement, there was any decrease in revenues, income from operations or net income, or any increase in cost of services or selling, general and administrative expenses, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

        (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial and Operating Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial and Operating Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial and Operating Data are not in agreement with the corresponding amounts in the audited combined financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

        (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

        (v) we are unable to and do not express any opinion on the pro forma combined balance sheet and income statement information (the "Pro Forma Statements") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statements; however, for purposes of this letter we have:

                     (A)      read the Pro Forma Statements;

                     (B) performed an audit or a review in accordance with SAS 71, as the case may be, of the financial statements to which the pro forma adjustments were applied;

                     (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statements comply as to form in all mate-





                                  Annex A-2
                     rial respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                     (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; and

on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statements included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

        (vi) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its subsidiaries.





                                  Annex A-3